UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, DC 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):           March 28, 2017

TELKONET, INC.

(Exact name of registrant as specified in its charter)

Utah	000-31972	87-0627421
(State or other jurisdiction	(Commission	(IRS Employer
of incorporation)	File Number)	Identification Number)

20800 Swenson Drive, Suite 175, Waukesha, Wisconsin 53186

(Address of principal executive offices)                    (Zip Code)

Registrant’s telephone number, including area code               (414) 223-9473

Not Applicable.

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13d-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01.	Entry into a Material Definitive Agreement.

The information required by Item 1.01 is included in Item 2.01 below and is incorporated by reference.

Item 2.02	Completion of Acquisition or Disposition of Assets.

On March 28, 2017, Telkonet, Inc., a Utah corporation (the “Company”), and the Company’s wholly-owned subsidiary, EthoStream LLC, a Wisconsin limited liability company (“EthoStream”), entered into an Asset Purchase Agreement (the “Purchase Agreement”) with DCI-Design Communications LLC, a Delaware limited liability company (“DCI”), whereby DCI would acquire all of the assets and certain liabilities of EthoStream for a cash purchase price of $12.75 million (the “Acquisition”), subject to an adjustment based on the net working capital of EthoStream on the closing date of the Acquisition (the “Closing Date”). DCI is not affiliated with the Company or EthoStream.

On March 29, 2017, pursuant to the terms and the conditions of the Purchase Agreement, the Company closed on the sale of EthoStream.

The assets subject to the Acquisition included, among other items, certain EthoStream inventory, contracts and intellectual property. DCI acquired only the EthoStream liabilities provided for in the Purchase Agreement.

The Purchase Agreement contained customary representations, warranties and covenants made by each of the Company, EthoStream and DCI.

In addition, as previously announced in March 2016, the Company engaged Canaccord Genuity (“Canaccord”) as its financial advisor to assist the Company’s management and Board of Directors in the evaluation and review of potential strategic and capital raising opportunities aimed at enhancing shareholder value, as well as to advise the Company with respect to certain transactions that may ultimately be pursued as result of such review. In connection with the Acquisition, Canaccord is to receive an advisory fee of $500,000 for its services in identifying and evaluating DCI as a potential purchaser of the Company’s EthoStream hospitality networking business segment.

The foregoing summary of the Purchase Agreement and the transactions contemplated thereby does not purport to be complete and is subject to and qualified in its entirety by the full text of the Purchase Agreement, which is filed as Exhibit 2.1 to this Current Report on Form 8-K and is incorporated herein by reference.

2

Item 9.01	Financial Statements and Exhibits.

(b)	Pro Forma Financial Information

The following pro forma financial information is being filed as an exhibit hereto and is incorporated by reference herein:

Exhibit 99.1 – Unaudited Pro Forma Condensed Consolidated Financial Statements for Telkonet, Inc. for the nine months ended September 30, 2016 and for the years ended December 31, 2015 and December 31, 2014.

(d)	Exhibits

	Exhibit No.	Description

	2.1*	Asset Purchase Agreement dated as of March 28, 2017, by and among EthoStream LLC, Telkonet, Inc. and DCI-Design Communications LLC.

	99.1	Unaudited Pro Forma Condensed Financial Statements of Telkonet, Inc. for the nine months ended September 30, 2016 and for the years ended December 31, 2015 and 2014.

	99.2	Press Release of Telkonet, Inc. dated March 30, 2017 announcing the sale of EthoStream LLC pursuant to the Asset Purchase Agreement dated as of March 28, 2017, by and among EthoStream LLC, Telkonet, Inc. and DCI-Design Communications LLC.

*Schedules and exhibits have been omitted pursuant to Item 601(b)(2) of Regulation S-K. The descriptions of the omitted schedules and exhibits are contained within the Asset Purchase Agreement. A copy of any omitted schedule or exhibit will be furnished supplementally to the Securities and Exchange Commission upon request; provided, however, that Telkonet, Inc. may request confidential treatment pursuant to Rule 24b-2 of the Securities Exchange Act of 1934, as amended, for any schedules or exhibits so furnished.

3

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

TELKONET, INC.

Date: March 31, 2017	By: /s/ Jason L. Tienor
Jason L. Tienor
President and Chief Executive Officer

4